UNITED STATES SECURITIES AND
                     EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 15, 1998


                    DELTA WOODSIDE INDUSTRIES, INC.
         (Exact name of registrant as specified in its charter)

        SOUTH CAROLINA              0-10095              57-0535180
(State or other jurisdiction of    (Commission         (I.R.S. Employer
 Incorporation or organization)    File Number)      Identification No.)


        233 North Main Street
        Hammond Square, Suite 200
        Greenville, South Carolina                   29601
   (Address of principal executive offices)        (Zip Code)


                           864\232-8301
        Registrant's telephone number, including area code

                          Not Applicable
Former name, former address and former fiscal year, if changed since last report.



Item 5.  Other Events.

October 15, 1998

On October 15, 1998, Delta Woodside Industries, Inc.
announced its intention to sell its Duck Head Apparel division. On October 9, 1998, at a meeting of the Board of Directors, the Board made the decision to seek a buyer for Duck Head who is better positioned than DeltaWoodside to realize the value that is believed to exist in the Duck Head Apparel division.



SIGNATURE

        Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                DELTA WOODSIDE INDUSTRIES, INC.
                          (Registrant)




Date       October 27, 1998        /s/ Robert W. Humphreys
                                   Robert W. Humphreys
                                   Controller and Assistant Secretary